Immunic THERAPEUTICS

Immunic Therapeutics

Positive Outcome of Interim Analysis of Phase 3 ENSURE Program of Vidofludimus Calcium in Relapsing Multiple Sclerosis

NASDAQ: IMUX | October 22, 2024

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→ Forward-looking statements included in this presentation are based on information available to Immunic as of the date of this presentation. Immunic does not undertake any obligation to update such forward-looking statements except as required by applicable law.

Vidofludimus Calcium:
Clinical Trials Overview in Multiple Sclerosis (MS)



ENSURE-2
Phase 3
RELAPSING MS
Actively recruiting, n=1050 patients planned
H2/2026
Completion
(expected)
ENSURE-1
Phase 3
RELAPSING MS
Actively recruiting, n=1050 patients planned
Q2/2026
Completion
(expected)
CALLIPER
Phase 2
PROGRESSIVE MS
Active, fully recruited n=467 patients
April 2025
Top-Line Data
(expected)
EMPhASIS
Phase 2
RELAPSING-
REMITTING MS
Study met primary and
key secondary endpoints
Open-label
extension ongoing
2019
2020
2021
2022
2023
2024
2025
2026
2027
Today

Vidofludimus Calcium Has the Potential to Transform the Oral Multiple Sclerosis DMT Market


30
VIDO

Anticipated Profile

First-in-class, dual mode of action approach designed to address the **full spectrum of disease:**

- Nurr1 activation provides **direct neuroprotective effects**
- DHODH inhibition is associated with **anti-inflammatory effects**

Oral DMT category: Achieves **best-in-class benefit / risk profile** by combining **strong efficacy** with **safety**, **tolerability**, and **once-daily** convenience

---

No first-dose or on-treatment monitoring makes it an **easy start or switch to therapy**

No anticipated black box warnings or serious infection risk (e.g., PML, malignancies, etc.)

→ **If approved, peak sales potential for vidofludimus calcium of $2-6 billion[1]**

DMT: disease-modifying therapy; Nurr1: nuclear receptor related 1; DHODH: dihydroorotate dehydrogenase; PML: progressive multifocal leukoencephalopathy [1] Based on Immunic internal market research

Vidofludimus Calcium in Relapsing Multiple Sclerosis

Positive Outcome of Interim Analysis of Phase 3 ENSURE Program

ENSURE: Ongoing Pivotal Phase 3 Trials in Relapsing MS

NCT05134441 & NCT05201638



Coordinating Investigator

Robert J. Fox, M.D.
Cleveland Clinic

Included Patient Population: Relapsing Forms of MS

- Adult patients aged 18 to 55 years
- Established diagnosis of MS (revised McDonald criteria 2017)
- Confirmed relapsing MS (1996 Lublin criteria[1])
- Active disease as defined by Lublin 2014
- EDSS score at screening between 0 to 5.5

Two Multicenter, Randomized, Double-Blind Phase 3 Trials

- Approximately 1,050 patients in each trial
- More than 100 sites in the United States, Latin America, Central and Eastern Europe, and India in each trial
- Randomization to 30 mg vidofludimus calcium or placebo QD
- Completion ENSURE-1 expected in Q2/2026, ENSURE-2 in H2/2026


ENSURE-1:
Vidofludimus Calcium vs. Placebo
72 Weeks
N=525
Vidofludimus Calcium
N=525
Placebo
Primary Endpoint:
Time to First Relapse
ENSURE-2:
Vidofludimus Calcium vs. Placebo
72 Weeks
N=525
Vidofludimus Calcium
N=525
Placebo
Primary Endpoint:
Time to First Relapse
Key Secondary Endpoint (Pooled Only): Confirmed Disability Worsening

[1] Lublin FD, et al. Neurology. 2014;83(3):278-286
MS: multiple sclerosis; EDSS: Expanded Disability Status Scale; QD: quaque die = once-daily

Immunic THERAPEUTICS

ENSURE: General Phase 3 Study Design in RMS


Screening Period
Main Treatment Period
72 Weeks (Blinded)
Open-Label Extension Period (Optional)
Up to 8 Years (Unblinded)
Screening exam
R
30 mg IMU-838
Placebo
EoMT
EoMT
30 mg IMU-838
EoT
EoS
Visits every 12 weeks
Visits every 24/48 weeks
D0
W24
W48
W72 / EoMT
1º analysis
W120
EoT
EoS
(EoT+30d)

- **Primary endpoint:** delaying the occurrences of relapses based on time to first relapse*
- **Key secondary endpoints:** time to confirmed disability worsening based on EDSS disability progression, volume of new T2-lesions, time to sustained clinically relevant changes in cognition, percentage of whole brain volume change

D: day; EoMT: end of main treatment period; EoS: end of study; EoT: end of treatment; R: randomization; W: week

* First relapse that after the start of treatment administration and before the end of the double-blind treatment period (censored at 72 weeks)

ENSURE: Key Study Assumptions and Interim Analysis Procedures

Key Study Assumptions

- Primary endpoint: comparison of time to first relapse between the 30 mg vidofludimus calcium and placebo treatment arms
- Time to event endpoint customarily visualized in Kaplan Meier curves
- Maximum duration of blinded study treatment: 72 weeks
- Key powering assumptions:
  - Event rate in placebo patients of 31% by 72 weeks
  - Powered to detect a hazard ratio difference of 0.67 between vidofludimus calcium and placebo
  - Resulting target number of first relapses: 262 per trial
- With these assumptions, each trial needs to have a sample size of 1,050 RMS patients

Interim Analysis Procedures

- Conditional power (CP) estimates the power of the study given the results observed so far and the original assumptions used to power the study. The calculation of CP is based on published methodologies.[1,2]
- The interim analysis will use CP to re-evaluate the calculation of the required sample size for each ENSURE trial separately and provide non-binding recommendations for potential adjustments.[3]

[1] Jennison, C., & Turnbull, B.W. (1999). Group Sequential Methods with Applications to Clinical Trials (1st ed.). 205 – 210. Chapman and Hall/CRC [2] Chen YH, DeMets DL, Lan KK. Stat Med. 2004 Apr 15;23(7):1023-38
[3] For the conditional power method to not have an impact on the final alpha level, it is not permissible to reduce the sample size.

ENSURE: Positive Outcome of Interim Analysis

Assumptions

- Based on a pre-specified assessment after approximately half of the planned first relapse events occurred in the double-blind treatment periods
- Based on a conditional power analysis by an unblinded Independent Data Monitoring Committee (IDMC):
  - Allowed for non-binding futility analysis to help prevent the final study readout from occurring before sufficient events have been achieved
  - Intended to inform potential sample size increase based on event rate and therapy effect size

Results

- Two decisions made by the unblinded IDMC:
  - **First question, whether the trials are futile, answered by the IDMC with "futility criteria have not been met"**
  - **Second question, whether the sample size in each trial should be increased, answered by the IDMC with "continue as planned"**
- Immunic has remained blinded during the interim analysis and has not seen any of the data available to the IDMC to make their recommendations.



Andreas Muehler, M.D., M.B.A.
Chief Medical Officer of Immunic

"The IDMC's favorable recommendations in this interim analysis corroborate our initial assumptions for the design, powering and relapse rate of the twin phase 3 trials of vidofludimus calcium in RMS, and suggest that they are in line with the data observed so far. In particular, the planned sample size seems appropriate to address the primary endpoint of time to first relapse."

Interim Futility Analysis of the Phase 3 ENSURE Program

Q&A Session

Interim Futility Analysis of the Phase 3 ENSURE Program

Summary



Daniel Vitt, Ph.D.
Chief Executive Officer of Immunic

"I am particularly excited about the positive outcome of the interim analysis of our phase 3 ENSURE trials, marking the successful achievement of a critical milestone for the program. We are confident in vidofludimus calcium's potential to transform the oral MS market and continue to believe that the phase 3 program provides a clear and straightforward path towards seeking potential regulatory approval in RMS."

Vidofludimus Calcium in Multiple Sclerosis

Consistent and Differentiated Results to Date Support Straightforward Path Towards Potential Regulatory Approvals

2020 | 2021 | 2022 | 2023 | 2024 | 2025 | 2026 | 2027

EMPhASIS:
Positive phase 2 RRMS data demonstrating statistically significant effect on lesion control and relapse prevention, with clear impact on serum NfL

Aug 2020

Nov 2022

EMPhASIS:
Positive RRMS open-label extension data demonstrating signal for improvement in confirmed disability worsening

CALLIPER:
Positive phase 2 PMS interim data showing clear impact on serum NfL in all subtypes and subpopulations

Oct 2023

Oct 2024

ENSURE:
Positive phase 3 RMS interim analysis; predetermined futility criteria not met; trials continue as planned

CALLIPER:
PMS top-line data

Apr 2025

Q2/2026

ENSURE-1: RMS Completion

H2/2026

ENSURE-2: RMS Completion

RMS NDA Submission

2027

Although we currently believe that each of these goals is achievable, they are each dependent on numerous factors, most of which are not under our direct control and can be difficult to predict. We plan to periodically review this assessment and provide updates of material changes as appropriate. / MS: multiple sclerosis; RRMS: relapsing-remitting MS; RMS: relapsing MS; PMS: progressive MS; NfL: neurofilament light chain

Vidofludimus Calcium Aims to Redefine the Oral Multiple Sclerosis Treatment Landscape

1 Designed to combine the **best of two worlds**: **neuroprotection** and **relapse prevention**

- Positive phase 2 data in relapsing-remitting MS
- Hints to slowing down disability worsening
- Positive outcome of interim futility analysis of phase 3 program in relapsing MS, confirming trials are on track
- Positive biomarker data from phase 2 trial in progressive MS
- Unique dual mode of action addressing relapsing and progressive disease
- First-in-class Nurr1 activation going beyond inflammation

2 **Easy to use:** once-daily oral tablet

3 **Easy initiation:** No complex screening requirements for doctors

4 **Unique** safety and tolerability profile

- Preventing Epstein-Barr virus (EBV) reactivation
- No increased infection risks observed, so far – no PML case reported

MS: multiple sclerosis; Nurr1: nuclear receptor related 1; PML: progressive multifocal leukoencephalopathy

Thank You!



Jessica Breu

Vice President Investor
Relations & Communications

Phone: +1-332-255-9819

Email: ir@imux.com

Web: www.imux.com



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